Exhibit 10.3

February 13, 2009

VIA FACSIMILE

American Defense Systems, Inc.

230 Duffy Avenue,

Hicksville, NY 11801

Attention: Chief Financial Officer

Facsimile: (516) 390-5308

Re: Forbearance

Gentlemen:

Reference is made to (a) the Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) of Series A Convertible Preferred Stock of American Defense Systems, Inc., a Delaware corporation (the “Company”) pursuant to which the Company designated and issued its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and (b) the Consent and Agreement of Series A Convertible Preferred Stockholders, dated as of May 23, 2008, by and between the Company and the holders of the Series A Preferred Stock (the “Consent”). All capitalized terms used in this letter and not otherwise defined herein shall have their respective meanings set forth in the Certificate of Designations and the Consent.

The Company has informed the undersigned, West Coast Opportunity Fund, LLC (the “Investor”), that it will not be in compliance with the Financial Covenants for the Fiscal Year ended December 31, 2008, the requirement to publicly disclose and disseminate the Company’s Operating Results by the Operating Results Announcement Deadline, or the requirement to certify the same, all as required by Section 6 of the Consent (collectively, the “Financial Covenant Triggering Event”). The Consent provides that such breaches shall be deemed Triggering Events under Section 3(a)(vii) of the Certificate of Designation.

The Investor, as a Holder of Series A Preferred Stock, hereby agrees, subject to the satisfaction of the Forbearance Conditions (as defined below), to forbear (the “Forbearance”) from taking any action or exercising any of their remedies under the Certificate of Designation, the Consent or otherwise with respect to the Financial Covenant Triggering Event, including, without limitation, the exercise of its right to cause the Company to redeem the Series A Preferred Stock and to increase the Dividend Rate to the rates during a Triggering Period, until the earlier of (a) the date on which any Triggering Event (other than the Financial Covenant Triggering Event) shall occur or exist and (b) February 27, 2009 (such period being hereinafter called, the “Forbearance Period”).

The effectiveness of the Forbearance is subject to the continued satisfaction of the following terms and conditions (the “Forbearance Conditions”):

(1)     The Company shall have obtained from all of the Holders an executed forbearance letter in substance substantially identical to this letter.

(2)     The Company shall use its best efforts during the Forbearance Period to negotiate and consummate in good faith the transaction (the “Exchange Transaction”) described in the term sheet attached hereto as Exhibit A.

(3)     The Company shall pay all of the documented reasonable legal fees and expenses of the undersigned incurred during the Forbearance Period in connection with the preparation and execution of this letter and the Exchange Transaction.

The Investor has not waived, is not by this letter waiving, and has no present intention of waiving, the Financial Covenant Triggering Event or any other Triggering Event which may be continuing on the date hereof or any Triggering Event which may occur after the date hereof (whether the same or similar to the Financial Covenant Triggering Event), and nothing contained herein shall be deemed to constitute any such waiver. Except as provided in this letter agreement, the Investor reserves the right, in its discretion, to exercise any or all rights or remedies under the Certificate of Designation, the Consent, applicable law and otherwise as a result of the Financial Covenant Triggering Event or any other Triggering Event that may be continuing on the date hereof or any Triggering Event that may occur after the date hereof, and the Investor has not waived any of such rights or remedies and nothing in this letter, and no delay on the Investor’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies. Upon the termination of the Forbearance Period, the agreement of the Investor to forbear shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Investor to seek to exercise any and all of its rights and remedies at any time and from time to time thereafter, including, without limitation, the right to require redemption of all or any portion of Series A Preferred Stock and exercise any other rights and remedies set forth in the Certificate of Designation, the Consent, applicable law or otherwise, in each case, without any notice, passage of time or forbearance of any kind.

[Signature page follows]

This letter may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.

Very truly yours,

WEST COAST OPPORTUNITY FUND, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO BY:

AMERICAN DEFENSE SYSTEMS, INC.

By:
Name:
Title:

cc: Greenberg Traurig, LLP
1750 Tysons Blvd., Suite 1200
McLean, Virginia 22102
Attention: Jeffrey R. Houle
Facsimile: (703) 749-1301

[Signature page to Forbearance letter]

EXHIBIT A

Term Sheet